EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (No. 333-161937, 333-166756 and 333-168161) on Form S-3 and in Registration Statements (No. 333-169814 and 333-168802) on Form S-8 of Magnum Hunter Resources Corp. of our report dated March 31, 2010, except for Note 14 which is dated October 28, 2010, relating to our audit of the December 31, 2009 consolidated financial statements, which appear in the Magnum Hunter Resources Corp. Current  Report on Form 8-K dated October 28, 2010.

/s/ HEIN & ASSOCIATES LLP
Dallas, Texas
October 28, 2010